EXHIBIT 3.7

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TRUE NATURE HOLDING, INC.”, CHANGING ITS NAME FROM "TRUE NATURE HOLDING, INC." TO "MITESCO, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 2020, AT 5:18 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SECOND DAY OF APRIL, A.D. 2020.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5096976 8100	Authentication: 202810924
SR# 20203029280	Date: 04-22-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION OF TRUE NATURE HOLDING, INC.

True Nature Holding, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.     This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on

January 18, 2012, as amended (the "Certificate of Incorporation").

2.     Section 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

The name of this corporation is Mitesco, Inc.

3.     The effective date of this Certificate of Amendment shall be April 22, 2020.

4.     This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. This Certificate of Amendment was adopted by the Board of Directors unanimously pursuant to Board of Directors meeting held on February 3, 2020.

5.     All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Julie R. Smith, its President and Chief Operating Officer, this 21st day of April, 2020.

By: /s/ Julie R. Smith

Julie R. Smith

President and Chief Operating Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:18 PM 04/21/2020

FILED 05:18 PM 04/21/2020

SR 20203029280 - File Number 5096976